## SOLD NOTE

Transferee : TAKUNG ART CO., LTD

Address : 1500 Rosecrans Avenue, Suite 500, Manhattan Beach, CA 90266, USA

Occupation : Corporation

Name of company in which the share(s) to be transferred -

Hong Kong MQ Group Limited
香港明琴集團有限公司

Number of share(s) : *1* Ordinary

Consideration received : HKD1.00

*(Transferor)* 馬曉霓

MA Hiu Ngai
馬曉霓

*Dated*